Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (February 4, 2014)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

Raymond James' 35th Annual Institutional Investors Conference	March 5, 2014
JW Marriott Grande Lakes, Orlando, Florida

Sidoti & Company’s 18th Annual Emerging Growth Institutional Investor Forum	March 18, 2014
Grand Hyatt, New York, New York

Bank of America Merrill Lynch’s Annual New York Auto Summit	April 16, 2014
Crowne Plaza Times Square, New York, New York

Materials used during the presentations will be posted to the Company's website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is North America’s largest provider of alternative collision parts, and a leading provider of recycled and remanufactured mechanical parts including engines and transmissions, all in connection with the repair of automobiles and other vehicles. LKQ is also a leading distributor and marketer of specialty aftermarket equipment and accessories in North America. LKQ is the largest distributor of mechanical and collision alternative parts in the United Kingdom, and the largest distributor of mechanical parts in the Netherlands.

LKQ also has operations in Mexico, Taiwan, Belgium and France. LKQ operates more than 500 facilities, offering its customers a broad range of replacement systems, components, equipment, and parts to repair and accessorize automobiles, light, medium and heavy-duty trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com